13215 Bee Cave Pkwy, Suite B-300, Austin, TX 78738
Telephone: 512-538-2300 Fax: 512-538-2333
www.shpreit.com

NEWS RELEASE
SUMMIT HOTEL PROPERTIES REPORTS FIRST QUARTER 2024 RESULTS
Operating Income of $23.5 million for First Quarter 2024
Adjusted EBITDAre Grows 10% to $48.8 million; Adjusted FFO Increases 14% to $0.24 per Share
Sale of Three Hotels for $84.0 Million Further Deleverages Balance Sheet Subsequent to Quarter End
Common Dividend Increased 33% to Annualized $0.32 per Share

Austin, Texas, May 1, 2024 - - - Summit Hotel Properties, Inc. (NYSE: INN) (the “Company”), today announced results for the three months ended March 31, 2024.

“We are pleased with our strong first quarter financial results, highlighted by 10 percent Adjusted EBITDAre growth and 14 percent Adjusted FFO growth. RevPAR increased 1.5 percent in our pro forma portfolio during the quarter which exceeded the total U.S. and upscale RevPAR growth rates by 130 basis points and 140 basis points, respectively. Hotel EBITDA margins expanded 80 basis points from the first quarter of last year driven by strong cost controls that led to a decrease in operating expenses on a per occupied room basis year-over-year,” said Jonathan P. Stanner, the Company’s President and Chief Executive Officer.

“Subsequent to quarter end, we successfully completed the sale of three assets for $84.0 million at an attractive blended capitalization rate of 6.8 percent. The dispositions will further deleverage the balance sheet, enhance our liquidity position, and better position the Company for future growth. We have updated our full year 2024 outlook to incorporate our strong first quarter results and a continued positive outlook for the remainder of 2024, which results in an increase in Adjusted EBITDAre and Adjusted FFO after consideration of adjustments related to recent asset sales. Finally, our Board of Directors has authorized an increase of our common dividend to $0.32 per share on an annualized basis, an increase of 33 percent, which reflects the confidence we have in our operating results and the durability of our cash flows,” continued Mr. Stanner.

First Quarter 2024 Summary

•Net Loss: Net loss attributable to common stockholders was $2.1 million, or $0.02 per diluted share, compared to a net loss of $5.2 million, or $0.05 per diluted share, for the first quarter of 2023.

•Pro forma RevPAR: Pro forma RevPAR increased 1.5 percent to $124.18 compared to the first quarter of 2023. Pro forma ADR decreased 1.4 percent to $173.01 compared to the same period in 2023, and pro forma occupancy increased 3.0 percent to 71.8 percent.

•Same Store RevPAR: Same Store RevPAR increased 1.7 percent to $123.19 compared to the first quarter of 2023. Same store ADR decreased 1.3 percent to $171.91 and same store occupancy increased 3.1 percent to 71.7 percent.

•Pro Forma Hotel EBITDA(1): Pro forma hotel EBITDA increased 5.6 percent to $68.6 million from $65.0 million in the same period in 2023. Pro forma hotel EBITDA margin expanded approximately 80 basis points to 36.5 percent from 35.7 percent in the same period of 2023.

•Same Store Hotel EBITDA(1): Same store hotel EBITDA increased 5.9 percent to $66.7 million from $63.0 million in the same period in 2023. Same store hotel EBITDA margin expanded approximately 90 basis points to 36.2 percent from 35.3 percent in the same period of 2023.

•Adjusted EBITDAre(1): Adjusted EBITDAre increase 9.8 percent to $48.8 million from $44.4 million in the first quarter of 2023.

•Adjusted FFO(1): Adjusted FFO was $30.0 million, or $0.24 per diluted share, compared to $26.3 million, or $0.22 per diluted share, in the first quarter of 2023.

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The Company’s results for the three months ended March 31, 2024 and 2023 are as follows (in thousands, except per share amounts and metrics):

	For the Three Months Ended March 31,
	2024	2023

Net loss attributable to common stockholders	$(2,116)	$(5,228)
Net loss per diluted share	$(0.02)	$(0.05)
Total revenues	$188,142	$182,383
EBITDAre (1)	$61,199	$55,340
Adjusted EBITDAre (1)	$48,801	$44,427
FFO (1)	$25,488	$22,076
Adjusted FFO (1)	$29,996	$26,260
FFO per diluted share and unit (1) (2)	$0.21	$0.18
Adjusted FFO per diluted share and unit (1) (2)	$0.24	$0.22

Pro Forma (2)
RevPAR	$124.18	$122.33
RevPAR Growth	1.5%
Hotel EBITDA	$68,562	$64,956
Hotel EBITDA Margin	36.5%	35.7%
Hotel EBITDA Margin Growth	81 bps

Same Store (3)
RevPAR	$123.19	$121.15
RevPAR Growth	1.7%
Hotel EBITDA	$66,724	$63,007
Hotel EBITDA Margin	36.2%	35.3%
Hotel EBITDA Margin Growth	87 bps

(1) See tables later in this press release for a discussion and reconciliation of net income (loss) to non-GAAP financial measures, including earnings before interest, taxes, depreciation, and amortization (“EBITDA”), EBITDAre, adjusted EBITDAre, funds from operations (“FFO”), FFO per diluted share and unit, adjusted FFO (“AFFO”), and AFFO per diluted share and unit, as well as a reconciliation of operating income (loss) to hotel EBITDA. See “Non-GAAP Financial Measures” at the end of this release.

(2) Unless stated otherwise in this release, all pro forma information includes operating and financial results for 99 hotels owned as of March 31, 2024, as if each hotel had been owned by the Company since January 1, 2023 and remained open for the entirety of the measurement period. As a result, all pro forma information includes operating and financial results for hotels acquired since January 1, 2023, which may include periods prior to the Company’s ownership. Pro forma and non-GAAP financial measures are unaudited.

(3) All same store information includes operating and financial results for 97 hotels owned as of March 31, 2024, and at all times during the three months ended March 31, 2024, and 2023.

Transaction Activity

Subsequent to quarter-end, the Company completed the sale of three hotels containing 529 guestrooms for a gross sales price of $84 million. The aggregate sales price for the transactions represents a blended 6.8 percent capitalization rate based the estimated net operating income after a FF&E reserve for the full year 2024 and after consideration of approximately $13 million of foregone near-term required capital expenditures. Net proceeds from the transaction were used to repay debt and other general corporate purposes, which included reducing the Company’s corporate revolving credit facility balance from $55 million to zero. Sales transactions details below:

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•The Company sold the Courtyard and SpringHill Suites New Orleans Warehouse Arts District, containing 410 guestrooms, for a gross sales price of $73 million in April. The aggregate sales price for the transaction represents a 6.7 percent capitalization rate based on the estimated net operating income after a 5.0 percent FF&E reserve for the full year 2024 and after consideration of approximately $10 million of foregone near-term required capital expenditures. The transaction will result in an estimated net gain on sale of $28 million which will be recorded in the second quarter.

•Through its joint venture with GIC, the Company sold the 119-guestroom Hilton Garden Inn College Station for a gross sales price of $11 million in April. The sales price for the transaction represents a 7.9 percent capitalization rate based on the estimated net operating income after a 4.0 percent FF&E reserve for the full year 2024 and after consideration of approximately $3 million of foregone near-term required capital expenditures. Net proceeds from the transaction were used to repay debt and other general corporate purposes of the joint venture, including a partial repayment of the GIC joint venture term loan by $6 million.

Sold Hotels	Keys	Date	Price	Capex (1)	RevPAR	Cap Rate (2)
Courtyard & SpringHill Suites New Orleans Warehouse Arts District	410	April 2024	73,000	10,250	114	6.7%
Hilton Garden Inn College Station	119	April 2024	11,000	2,975	86	7.9%
Total	529		$ 84,000	$ 13,225	$108	6.8%

(1) Reflects estimated near-term foregone capital expenditures for dispositions and near-term capital requirements for acquisitions.
(2) Capitalization rate for the full year 2024 and after consideration of estimated near-term capital expenditure requirements.

Capital Markets and Balance Sheet

The Company continues to enhance its balance sheet including successfully closing the following previously announced transactions:

•In February 2024, the Company completed a new $200 million senior unsecured term loan financing (the “2024 Term Loan”). The 2024 Term Loan provides for a fully extended maturity date of February 2029 and interest rate pricing ranging from 135 basis points to 235 basis points over the applicable adjusted term SOFR. Proceeds from the 2024 Term Loan financing, along with asset sale proceeds, cash on hand, and revolver availability, were used to repay in full the Company’s $225 million term loan that was scheduled to mature in February 2025.

•In January 2024, subsidiaries of the GIC joint venture entered into a $100 million interest rate swap to fix one-month term SOFR at 3.77 percent until January 2026, which compares to the current term SOFR rate of 5.32. The interest rate swap has an effective date of October 1, 2024.

On a pro rata basis as of March 31, 2024, the Company had the following outstanding indebtedness and liquidity available:

•Outstanding debt of $1.2 billion with a weighted average interest rate of 4.84 percent. After giving effect to interest rate derivative agreements, $848.8 million, or 73 percent, of our outstanding debt had an average fixed interest rate, and $309.7 million, or 27 percent, had a variable interest rate.

•Unrestricted cash and cash equivalents of $49.6 million.

On a pro rata basis as of April 30, 2024, the Company currently estimates it has the following outstanding indebtedness and liquidity available:

•As a result of the 2024 Term Loan financing, the Company has no significant debt maturities until 2026 and has an average length to maturity of approximately 3.3 years.

•Outstanding debt of $1.1 billion with a weighted average interest rate of 4.67 percent. After giving effect to interest rate derivative agreements, $848.8 million, or 77 percent, of our outstanding debt had an average fixed interest rate, and $251.6 million, or 23 percent, had a variable interest rate.

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•Unrestricted cash and cash equivalents of $68.1 million.

•Total liquidity of $434.7 million, including unrestricted cash and cash equivalents and revolving credit facility availability.

Common Dividend Increased 33% to Annualized $0.32 Per Share

On May 1, 2024, the Company declared a 33 percent increase to its quarterly cash dividend rate to $0.08 per share on its common stock and per common unit of limited partnership interest in Summit Hotel OP, LP. The quarterly dividend of $0.08 per share represents an annualized dividend yield of 5.3 percent, based on the closing price of shares of the common stock on April 30, 2024.

In addition, the Board of Directors declared a quarterly cash dividend of:

•     $0.390625 per share on its 6.25% Series E Cumulative Redeemable Preferred Stock
•     $0.3671875 per share on its 5.875% Series F Cumulative Redeemable Preferred Stock.
•     $0.328125 per unit on its 5.25% Series Z Cumulative Perpetual Preferred Units

The dividends are payable on May 31, 2024, to holders of record as of May 17, 2024.

2024 Outlook

The Company’s updated outlook for the full year 2024 based on 96 lodging assets, 54 of which were wholly owned as of May 1, 2024. The updated outlook incorporates all transaction activity closed to date, including the three hotels sold subsequent to quarter end, and there are no additional acquisitions, dispositions, or capital markets activities assumed in the Company’s full year 2024 outlook beyond the transactions already completed. The Company estimates that the sold hotels subsequent to quarter-end would have contributed approximately $4.0 million of Adjusted EBITDAre for the remainder of 2024.

	FYE 2024 Outlook
	Low	High	Variance to Prior Midpoint	% Change to Prior Midpoint
Pro Forma RevPAR Growth (1)	2.00%	4.00%	—%	—%
Adjusted EBITDAre	$188,000	$200,000	$—	—%
Adjusted FFO	$111,000	$123,000	$—	—%
Adjusted FFO per Diluted Unit	$0.90	$1.00	$—	—%
Capital Expenditures, Pro Rata	$65,000	$85,000	$—	—%

(1) All pro forma information includes operating and financial results for 96 lodging assets owned as of May 1, 2024, as if each property had been owned by the Company since January 1, 2023 and will continue to be owned through the entire year ending December 31, 2024. As a result, the pro forma information includes operating and financial results for lodging assets acquired since January 1, 2023, which may include periods prior to the Company’s ownership. Pro forma and non-GAAP financial measures are unaudited.

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First Quarter 2024 Earnings Conference Call

The Company will conduct its quarterly conference call on Thursday, May 2, 2024, at 9:00 AM ET.

1.To access the conference call, please pre-register using this link. Registrants will receive a confirmation with dial-in details.

2.A live webcast of the conference call can be accessed using this link. A replay of the webcast will be available in the Investors section of the Company's website, www.shpreit.com, until July 31, 2024.

Supplemental Disclosures

In conjunction with this press release, the Company has furnished a financial supplement with additional disclosures on its website. Visit www.shpreit.com for more information. The Company has no obligation to update any of the information provided to conform to actual results or changes in portfolio, capital structure or future expectations.

About Summit Hotel Properties

Summit Hotel Properties, Inc. is a publicly traded real estate investment trust focused on owning premium-branded lodging facilities with efficient operating models primarily in the upscale segment of the lodging industry. As of May 1, 2024, the Company's portfolio consisted of 96 assets, 54 of which are wholly owned, with a total of 14,256 guestrooms located in 24 states.

For additional information, please visit the Company's website, www.shpreit.com, and follow on Twitter at @SummitHotel_INN and on Facebook at facebook.com/SummitHotelProperties.

Contact:
Adam Wudel
SVP – Finance & Capital Markets
Summit Hotel Properties, Inc.
(512) 538-2325

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Forward-Looking Statements

This press release contains statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “seek,” “anticipate,” “estimate,” “approximately,” “believe,” “could,” “project,” “predict,” “forecast,” “continue,” “plan,” “likely,” “would” or other similar words or expressions. Forward-looking statements are based on certain assumptions and can include future expectations, future plans and strategies, financial and operating projections, or other forward-looking information. Examples of forward-looking statements include the following: the Company’s ability to realize growth from the deployment of renovation capital; projections of the Company’s revenues and expenses, capital expenditures or other financial items; descriptions of the Company’s plans or objectives for future operations, acquisitions, dispositions, financings, redemptions or services; forecasts of the Company’s future financial performance and potential increases in average daily rate, occupancy, RevPAR, room supply and demand, EBITDAre, Adjusted EBITDAre, FFO and AFFO; the Company’s outlook with respect to pro forma RevPAR, pro forma RevPAR growth, RevPAR, RevPAR growth, AFFO, AFFO per diluted share and unit and renovation capital deployed; and descriptions of assumptions underlying or relating to any of the foregoing expectations regarding the timing of their occurrence. These forward-looking statements are subject to various risks and uncertainties, not all of which are known to the Company and many of which are beyond the Company’s control, which could cause actual results to differ materially from such statements. These risks and uncertainties include, but are not limited to, the state of the U.S. economy, supply and demand in the hotel industry, and other factors as are described in greater detail in the Company’s filings with the Securities and Exchange Commission (“SEC”). Unless legally required, the Company disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events, or otherwise.

For information about the Company’s business and financial results, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC, and its quarterly and other periodic filings with the SEC. The Company undertakes no duty to update the statements in this release to conform the statements to actual results or changes in the Company’s expectations.

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Summit Hotel Properties, Inc. Condensed Consolidated Balance Sheets (In thousands)
	March 31, 2024	December 31, 2023
	(Unaudited)
ASSETS
Investments in lodging property, net	$2,715,009	$2,729,049
Investment in lodging property under development	2,364	1,451
Assets held for sale, net	64,019	73,740
Cash and cash equivalents	63,435	37,837
Restricted cash	8,916	9,931
Right-of-use assets, net	34,244	34,814
Trade receivables, net	27,985	21,348
Prepaid expenses and other	17,183	8,865
Deferred charges, net	6,495	6,659
Other assets	21,182	15,554
Total assets	$2,960,832	$2,939,248

LIABILITIES, REDEEMABLE NON-CONTROLLING INTERESTS AND EQUITY
Liabilities:
Debt, net of debt issuance costs	$1,452,002	$1,430,668
Lease liabilities, net	25,413	25,842
Accounts payable	7,303	4,827
Accrued expenses and other	81,719	81,215
Total liabilities	1,566,437	1,542,552

Redeemable non-controlling interests	50,219	50,219

Total stockholders’ equity	907,758	911,195
Non-controlling interests	436,418	435,282
Total equity	1,344,176	1,346,477
Total liabilities, redeemable non-controlling interests and equity	$2,960,832	$2,939,248

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Summit Hotel Properties, Inc. Condensed Consolidated Statements of Operations (Unaudited) (In thousands, except per share amounts)
	For the Three Months Ended March 31,
	2024	2023
Revenues:
Room	$167,431	$163,089
Food and beverage	10,833	10,630
Other	9,878	8,664
Total revenues	188,142	182,383

Expenses:
Room	35,973	35,909
Food and beverage	8,202	7,955
Other lodging property operating expenses	56,261	56,125
Property taxes, insurance and other	14,285	14,724
Management fees	4,897	4,805
Depreciation and amortization	36,799	36,908
Corporate general and administrative	8,311	8,005
Recoveries of credit losses	—	(250)
Total expenses	164,728	164,181
Gain on disposal of assets, net	75	—
Operating income	23,489	18,202

Other income (expense):
Interest expense	(21,582)	(20,909)
Interest income	458	306
Other income (loss), net	685	(41)
Total other expense, net	(20,439)	(20,644)
Income (loss) from continuing operations before income taxes	3,050	(2,442)
Income tax (expense) benefit	(217)	472
Net income (loss)	2,833	(1,970)
Less - (Income) loss attributable to non-controlling interests	(322)	1,369
Net income (loss) attributable to Summit Hotel Properties, Inc. before preferred dividends and distributions	2,511	(601)
Less - Distributions to and accretion of redeemable non-controlling interests	(657)	(657)
Less - Preferred dividends	(3,970)	(3,970)
Net loss attributable to common stockholders	$(2,116)	$(5,228)

Loss per share:
Basic and Diluted	$(0.02)	$(0.05)
Weighted-average common shares outstanding:
Basic and Diluted	105,720	105,312

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Summit Hotel Properties, Inc. Reconciliation of Net Income (Loss) to Non-GAAP Measures - Funds From Operations (Unaudited) (In thousands, except per share and unit amounts)
	For the Three Months Ended March 31,
	2024	2023
Net income (loss)	$2,833	$(1,970)
Preferred dividends	(3,970)	(3,970)
Distributions to and accretion of redeemable non-controlling interests	(657)	(657)
(Income) loss related to non-controlling interests in consolidated joint ventures	(638)	680
Net loss applicable to Common Stock and Common Units	(2,432)	(5,917)
Real estate-related depreciation	35,603	35,727
(Gain) loss on disposal of assets and other dispositions, net	(75)	48
Adjustments related to non-controlling interests in consolidated joint ventures	(7,608)	(7,782)
FFO applicable to Common Stock and Common Units	25,488	22,076
Recoveries of credit losses	—	(250)
Amortization of debt issuance costs	1,619	1,399
Amortization of franchise fees	164	142
Amortization of intangible assets, net	911	903
Equity-based compensation	1,848	1,468
Debt transaction costs	564	87
Non-cash interest income, net (1)	(133)	(130)
Non-cash lease expense, net	73	133
Casualty (gains) losses, net	(274)	536
Deferred income tax (benefit) expense	(3)	63
Other non-cash items, net	312	711
Adjustments related to non-controlling interests in consolidated joint ventures	(573)	(878)
AFFO applicable to Common Stock and Common Units	$29,996	$26,260
FFO per share of Common Stock and Common Units	$0.21	$0.18
AFFO per share of Common Stock and Common Units	$0.24	$0.22
Weighted-average diluted shares of Common Stock and Common Units:
FFO and AFFO (2)	122,599	122,010

(1) Non-cash interest income relates to the amortization of the discount on a note receivable. The discount on the note receivable was recorded at inception of the related loan based on the estimated value of the embedded purchase option in the note receivable.

(2) The Company includes the outstanding OP units issued by Summit Hotel OP, LP, the Company’s operating partnership, held by limited partners other than the Company because the OP units are redeemable for cash or, at the Company’s option, shares of the Company’s common stock on a one-for-one basis.

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Summit Hotel Properties, Inc. Reconciliation of Weighted Average Diluted Common Shares (Unaudited) (In thousands)
	For the Three Months Ended March 31,
	2024	2023
Weighted-average shares of Common Stock outstanding	105,720	105,312
Dilutive effect of unvested restricted stock awards	223	138
Dilutive effect of shares of Common Stock issuable upon conversion of convertible debt	25,278	24,324
Adjusted weighted diluted shares of Common Stock	131,221	129,774

Non-GAAP adjustment for dilutive effects of Common Units	15,951	15,977
Non-GAAP adjustment for dilutive effects of restricted stock awards	705	583
Non-GAAP adjustment for dilutive effect of shares of Common Stock issuable upon conversion of convertible debt	(25,278)	(24,324)
Non-GAAP weighted diluted share of Common Stock and Common Units	122,599	122,010

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Summit Hotel Properties, Inc. Reconciliation of Net Income (Loss) to Non-GAAP Measures - EBITDAre (Unaudited) (In thousands)
	For the Three Months Ended March 31,
	2024	2023
Net income (loss)	$2,833	$(1,970)
Depreciation and amortization	36,799	36,908
Interest expense	21,582	20,909
Interest income on cash deposits	(157)	(83)
Income tax expense (benefit)	217	(472)
EBITDA	61,274	55,292
(Gain) loss on disposal of assets and other dispositions, net	(75)	48
EBITDAre	61,199	55,340
Recoveries of credit losses	—	(250)
Amortization of key money liabilities	(121)	(136)
Equity-based compensation	1,848	1,468
Debt transaction costs	564	87
Non-cash interest income, net (1)	(133)	(130)
Non-cash lease expense, net	73	133
Casualty (gains) losses, net	(274)	536
(Income) loss related to non-controlling interests in consolidated joint ventures	(638)	680
Other non-cash items, net	312	711
Adjustments related to non-controlling interests in consolidated joint ventures	(14,029)	(14,012)
Adjusted EBITDAre	$48,801	$44,427

(1) Non-cash interest income relates to the amortization of the discount on a note receivable. The discount on the note receivable was recorded at inception of the related loan based on the estimated value of the embedded purchase option in the note receivable.

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Summit Hotel Properties, Inc. Pro Forma Hotel Operating Data (Unaudited) (Dollars in thousands)
	For the Three Months Ended March 31,
Pro Forma Operating Data	2024	2023
Pro forma room revenue	$167,073	$162,771
Pro forma other hotel operations revenue	$20,692	$19,171
Pro forma total revenues	187,765	181,942
Pro forma total hotel operating expenses	$119,203	$116,986
Pro forma hotel EBITDA	68,562	64,956
Pro forma hotel EBITDA Margin	36.5%	35.7%

Reconciliations of Non-GAAP financial measures to comparable GAAP financial measures

Revenue:
Total revenues	$188,142	$182,383
Total revenues - acquisitions (1)	—	3,438
Total revenues - dispositions (2)	(377)	(3,879)
Pro forma total revenues	187,765	181,942

Hotel Operating Expenses:
Hotel operating expenses	$119,618	$119,518
Hotel operating expenses - acquisitions (1)	—	1,489
Hotel operating expenses - dispositions (2)	(415)	(4,021)
Pro forma hotel operating expense	119,203	116,986

Hotel EBITDA:
Operating income	23,489	18,202
Gain on disposal of assets, net	(75)	—
Recoveries of credit losses	—	(250)
Corporate general and administrative	8,311	8,005
Depreciation and amortization	36,799	36,908
Hotel EBITDA	68,524	62,865
Hotel EBITDA - acquisitions (1)	(1,838)	—
Hotel EBITDA - dispositions (2)	38	142
Same Store hotel EBITDA	$66,724	$63,007
Hotel EBITDA - acquisitions (3)	1,838	1,949
Pro forma hotel EBITDA	$68,562	$64,956

(1) For any hotels acquired by the Company after January 1, 2023 (the “Acquired Hotels”), the Company has excluded the financial results of each of the Acquired Hotels for the period the Acquired Hotels were purchased by the Company to March 31, 2024 (the “Acquisition Period”) in determining same-store hotel EBITDA.

(2) For hotels sold by the Company between January 1, 2023, and March 31, 2024 (the “Disposed Hotels”), the Company has excluded the financial results of each of the Disposed Hotels for the period beginning on January 1, 2023, and ending on the date the Disposed Hotels were sold by the Company (the “Disposition Period”) in determining same-store hotel EBITDA.

(3) Unaudited pro forma information includes operating results for 99 hotels owned as of March 31, 2024, as if all such hotels had been owned by the Company since January 1, 2023. For hotels acquired by the Company after January 1, 2023 (the “Acquired Hotels”), the Company has included in the pro forma information the financial results of each of the Acquired Hotels for the period from January 1, 2023, to March 31, 2024. The financial results for the Acquired Hotels include information provided by the third-party owner of such Acquired Hotel prior to purchase by the Company and have not been audited or reviewed by our auditors or adjusted by us. The pro forma information is included to enable comparison of results for the current reporting period to results for the comparable period of the prior year and are not indicative of future results.

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Summit Hotel Properties, Inc. Pro Forma Hotel Operating Data (Unaudited) (In thousands, except operating statistics)
					Trailing Twelve
	2023			2024	Months Ended
Pro Forma Operating Data (1)	Q2	Q3	Q4	Q1	March 31, 2024
Pro forma room revenue	$172,120	$160,094	$155,615	$167,073	$654,902
Pro forma other hotel operations revenue	20,216	20,051	20,300	20,692	81,259
Pro forma total revenues	192,336	180,145	175,915	187,765	736,161
Pro forma total hotel operating expenses	121,556	118,121	113,714	119,203	472,594
Pro forma hotel EBITDA	70,780	62,024	62,201	68,562	263,567
Pro forma hotel EBITDA Margin	36.8%	34.4%	35.4%	36.5%	35.8%

Pro Forma Statistics (1)
Rooms sold	1,016,494	999,226	956,235	965,659	3,937,614
Rooms available	1,345,344	1,360,189	1,360,220	1,345,435	5,411,188
Occupancy	75.6%	73.5%	70.3%	71.8%	72.8%
ADR	$169.33	$160.22	$162.74	$173.01	$166.32
RevPAR	$127.94	$117.70	$114.40	$124.18	$121.03

Actual Statistics
Rooms sold	1,039,045	1,014,851	970,959	969,479	3,994,334
Rooms available	1,376,796	1,383,189	1,381,867	1,351,150	5,493,002
Occupancy	75.5%	73.4%	70.3%	71.8%	72.7%
ADR	$167.64	$159.35	$161.78	$172.70	$165.34
RevPAR	$126.51	$116.91	$113.67	$123.92	$120.23

Reconciliations of Non-GAAP financial measures to comparable GAAP financial measures

Revenue:
Total revenues	$194,493	$181,816	$177,435	$188,142	$741,886
Total revenues - acquisitions (1)	1,278	—	—	—	1,278
Total revenues - dispositions (2)	(3,435)	(1,671)	(1,520)	(377)	(7,003)
Pro forma total revenues	192,336	180,145	175,915	187,765	736,161

Hotel Operating Expenses:
Hotel operating expenses	123,864	119,566	115,157	119,618	478,205
Hotel operating expenses - acquisitions (1)	789	—	—	—	789
Hotel operating expenses - dispositions (2)	(3,097)	(1,445)	(1,443)	(415)	(6,400)
Pro forma hotel operating expenses	121,556	118,121	113,714	119,203	472,594

Hotel EBITDA:
Operating income	23,681	16,476	428	23,489	64,074
Loss (gain) on disposal of assets, net	320	16	1	(75)	262
Loss on impairment and write-off of assets	—	—	16,661	—	16,661
Recoveries of credit losses	—	(250)	(730)	—	(980)
Hotel acquisition and transition costs	18	—	(11)	—	7
Corporate general and administrative	9,100	8,126	7,305	8,311	32,842
Depreciation and amortization	37,510	37,882	38,624	36,799	150,815
Hotel EBITDA	70,629	62,250	62,278	68,524	263,681
Hotel EBITDA - acquisitions (1)	(69)	(505)	(876)	(1,838)	(3,288)
Hotel EBITDA - dispositions (2)	(338)	(226)	(77)	38	(603)
Same store hotel EBITDA	70,222	61,519	61,325	66,724	259,790
Hotel EBITDA - acquisitions (3)	558	505	876	1,838	3,777
Pro forma hotel EBITDA	$70,780	$62,024	$62,201	$68,562	$263,567

(1) For any hotels acquired by the Company after October 1, 2023 (the “Acquired Hotels”), the Company has excluded the financial results of each of the Acquired Hotels for the period the Acquired Hotels were purchased by the Company to March 31, 2024 (the “Acquisition Period”) in determining same-store hotel EBITDA.

(2) For hotels sold by the Company between October 1, 2023, and March 31, 2024 (the “Disposed Hotels”), the Company has excluded the financial results of each of the Disposed Hotels for the period beginning on April 1, 2023 and ending on the date the Disposed Hotels were sold by the Company (the “Disposition Period”) in determining same-store hotel EBITDA.

(3) Unaudited pro forma information includes operating results for 99 hotels owned as of March 31, 2024, as if all such hotels had been owned by the Company since October 1, 2023. For hotels acquired by the Company after July 1, 2023 (the “Acquired Hotels”), the Company has included in the pro forma information the financial results of each of the Acquired Hotels for the period from July 1, 2023, to March 31, 2024. The financial results for the Acquired Hotels include information provided by the third-party owner of such Acquired Hotel prior to purchase by the Company and have not been audited or reviewed by our auditors or adjusted by us. The pro forma information is included to enable comparison of results for the current reporting period to results for the comparable period of the prior year and are not indicative of future results.

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Summit Hotel Properties, Inc. Pro Forma and Same Store Data (Unaudited)
	For the Three Months Ended March 31,
	2024	2023
Pro Forma (1)
Rooms sold	965,659	927,262
Rooms available	1,345,435	1,330,560
Occupancy	71.8%	69.7%
ADR	$173.01	$175.54
RevPAR	$124.18	$122.33

Occupancy change	3.0%
ADR change	(1.4)%
RevPAR change	1.5%

	For the Three Months Ended March 31,
	2024	2023
Same-Store (2)
Rooms sold	953,275	914,654
Rooms available	1,330,238	1,315,530
Occupancy	71.7%	69.5%
ADR	$171.91	$174.25
RevPAR	$123.19	$121.15

Occupancy change	3.1%
ADR change	(1.3)%
RevPAR change	1.7%

(1) Unaudited pro forma information includes operating results for 99 hotels owned as of March 31, 2024, as if each hotel had been owned by the Company since January 1, 2023. As a result, these pro forma operating and financial measures include operating results for certain hotels for periods prior to the Company’s ownership.

(2) Same-store information includes operating results for 97 hotels owned by the Company as of January 1, 2023, and at all times during the three months ended March 31, 2024, and 2023.

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Summit Hotel Properties, Inc. Reconciliation of Net Income to Non-GAAP Measures - EBITDA for Financial Outlook (in thousands) (Unaudited)

	Low	High
Net income	$29,100	$43,900
Depreciation and amortization	149,300	149,300
Interest expense	83,200	83,200
Interest income	(200)	(200)
Income tax expense	2,900	2,900
EBITDA	$264,300	$279,100
Gain on disposal of assets and other dispositions, net	(28,300)	(28,300)
EBITDAre	$236,000	$250,800
Equity-based compensation	8,300	8,300
Debt transaction costs	900	900
Other non-cash items, net	(10,300)	(10,300)
Loss related to non-controlling interests in consolidated joint ventures	3,400	600
Adjustments related to non-controlling interests in consolidated joint ventures	(50,300)	(50,300)
Adjusted EBITDAre	$188,000	$200,000

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Summit Hotel Properties, Inc. Reconciliation of Net Income to Non-GAAP Measures – Funds From Operations for Financial Outlook (in thousands except per share and unit) (Unaudited)

	FYE 2024 Outlook
	Low	High
Net income	$29,100	$43,900
Preferred dividends	(15,900)	(15,900)
Distributions to and accretion of redeemable non-controlling interests	(2,600)	(2,600)
Loss related to non-controlling interests in consolidated joint ventures	3,400	600
Net income applicable to Common Stock and Common Units	$14,000	$26,000
Real estate-related depreciation	147,600	147,600
Gain on disposal of assets and other dispositions, net	(28,300)	(28,300)
Adjustments related to non-controlling interests in consolidated joint ventures	(32,300)	(32,300)
FFO applicable to Common Stock and Common Units	$101,000	$113,000
Amortization of debt issuance costs	6,000	6,000
Amortization of franchise fees	600	600
Equity-based compensation	8,300	8,300
Debt transaction costs	900	900
Other non-cash items, net	(9,300)	(9,300)
Adjustments related to non-controlling interests in consolidated joint ventures	3,500	3,500
AFFO applicable to Common Stock and Common Units	$111,000	$123,000
Weighted average diluted shares of Common Stock and Common Units for FFO and AFFO	122,900	122,900
FFO per Common Stock and Common Units	$0.82	$0.92
AFFO per Common Stock and Common Units	$0.90	$1.00

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Non-GAAP Financial Measures

We disclose certain “non-GAAP financial measures,” which are measures of our historical financial performance. Non-GAAP financial measures are financial measures not prescribed by Generally Accepted Accounting Principles ("GAAP"). These measures are as follows: (i) Funds From Operations (“FFO”) and Adjusted Funds from Operations ("AFFO"), (ii) Earnings before Interest, Taxes, Depreciation and Amortization ("EBITDA"), Earnings before Interest, Taxes, Depreciation and Amortization for Real Estate ("EBITDAre"), Adjusted EBITDAre, and hotel EBITDA (as described below). We caution investors that amounts presented in accordance with our definitions of non-GAAP financial measures may not be comparable to similar measures disclosed by other companies, since not all companies calculate these non-GAAP financial measures in the same manner. Our non-GAAP financial measures should be considered along with, but not as alternatives to, net income (loss) as a measure of our operating performance. Our non-GAAP financial measures may include funds that may not be available for our discretionary use due to functional requirements to conserve funds for capital expenditures, property acquisitions, debt service obligations and other commitments and uncertainties. Although we believe that our non-GAAP financial measures can enhance the understanding of our financial condition and results of operations, these non-GAAP financial measures are not necessarily better indicators of any trend as compared to a comparable measure prescribed by GAAP such as net income (loss).

Funds From Operations (“FFO”) and Adjusted FFO (“AFFO”)

As defined by Nareit, FFO represents net income or loss (computed in accordance with GAAP), excluding preferred dividends, gains (or losses) from sales of real property, impairment losses on real estate assets, items classified by GAAP as extraordinary, the cumulative effect of changes in accounting principles, plus depreciation and amortization related to real estate assets, and adjustments for unconsolidated partnerships, and joint ventures. AFFO represents FFO excluding amortization of deferred financing costs, franchise fees, equity-based compensation expense, debt transaction costs, premiums on redemption of preferred shares, losses from net casualties, non-cash lease expense, non-cash interest income and non-cash income tax related adjustments to our deferred tax assets. Unless otherwise indicated, we present FFO and AFFO applicable to our common shares and common units. We present FFO and AFFO because we consider FFO and AFFO an important supplemental measure of our operational performance and believe it is frequently used by securities analysts, investors, and other interested parties in the evaluation of REITs, many of which present FFO and AFFO when reporting their results. FFO and AFFO are intended to exclude GAAP historical cost depreciation and amortization, which assumes that the value of real estate assets diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. Because FFO and AFFO exclude depreciation and amortization related to real estate assets, gains and losses from real property dispositions and impairment losses on real estate assets, FFO and AFFO provide performance measures that, when compared year over year, reflect the effect to operations from trends in occupancy, guestroom rates, operating costs, development activities and interest costs, providing perspective not immediately apparent from net income. Our computation of FFO differs slightly from the computation of Nareit-defined FFO related to the reporting of corporate depreciation and amortization expense. Our computation of FFO may also differ from the methodology for calculating FFO used by other equity REITs and, accordingly, may not be comparable to such other REITs. FFO and AFFO should not be considered as an alternative to net income (loss) (computed in accordance with GAAP) as an indicator of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends or make distributions. Where indicated in this release, FFO is based on our computation of FFO and not the computation of Nareit-defined FFO unless otherwise noted.

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EBITDA, EBITDAre, Adjusted EBITDAre, and Hotel EBITDA

In September 2017, Nareit proposed a standardized performance measure, called EBITDAre, which is based on EBITDA and is expected to provide additional relevant information about REITs as real estate companies in support of growing interest among generalist investors. The conclusion was reached that, while dedicated REIT investors have long been accustomed to utilizing the industry’s supplemental measures such as FFO and net operating income (“NOI”) to evaluate the investment quality of REITs as real estate companies, it would be helpful to generalist investors for REITs as real estate companies to also present EBITDAre as a more widely known and understood supplemental measure of performance. EBITDAre is intended to be a supplemental non-GAAP performance measure that is independent of a company’s capital structure and will provide a uniform basis for one measurement of the enterprise value of a company compared to other REITs.

EBITDAre, as defined by Nareit, is calculated as EBITDA, excluding: (i) loss and gains on disposition of property and (ii) asset impairments, if any. We believe EBITDAre is useful to an investor in evaluating our operating performance because it provides investors with an indication of our ability to incur and service debt, to satisfy general operating expenses, to make capital expenditures and to fund other cash needs or reinvest cash into our business. We also believe it helps investors meaningfully evaluate and compare the results of our operations from period to period by removing the effect of our asset base (primarily depreciation and amortization) from our operating results.

We make additional adjustments to EBITDAre when evaluating our performance because we believe that the exclusion of certain additional non-recurring or unusual items described below provides useful supplemental information to investors regarding our ongoing operating performance. We believe that the presentation of Adjusted EBITDAre, when combined with the primary GAAP presentation of net income, is useful to an investor in evaluating our operating performance because it provides investors with an indication of our ability to incur and service debt, to satisfy general operating expenses, to make capital expenditures and to fund other cash needs or reinvest cash into our business. We also believe it helps investors meaningfully evaluate and compare the results of our operations from period to period by removing the effect of our asset base (primarily depreciation and amortization) from our operating results.

With respect to hotel EBITDA, we believe that excluding the effect of corporate-level expenses and non-cash items provides a more complete understanding of the operating results over which individual hotels and operators have direct control. We believe the property-level results provide investors with supplemental information on the ongoing operational performance of our hotels and effectiveness of the third-party management companies operating our business on a property-level basis.

We caution investors that amounts presented in accordance with our definitions of EBITDA, EBITDAre, adjusted EBITDAre, and hotel EBITDA may not be comparable to similar measures disclosed by other companies, since not all companies calculate these non-GAAP measures in the same manner. EBITDA, EBITDAre, adjusted EBITDAre, and hotel EBITDA should not be considered as an alternative measure of our net income (loss) or operating performance. EBITDA, EBITDAre, adjusted EBITDAre, and hotel EBITDA may include funds that may not be available for our discretionary use due to functional requirements to conserve funds for capital expenditures and property acquisitions and other commitments and uncertainties. Although we believe that EBITDA, EBITDAre, adjusted EBITDAre, and hotel EBITDA can enhance your understanding of our financial condition and results of operations, these non-GAAP financial measures are not necessarily a better indicator of any trend as compared to a comparable GAAP measure such as net income (loss). Above, we include a quantitative reconciliation of EBITDA, EBITDAre, adjusted EBITDAre and hotel EBITDA to the most directly comparable GAAP financial performance measure, which is net income (loss) and operating income (loss).

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